Exhibit 99.1

IMPLANT SCIENCES REPORTS THIRD QUARTER FISCAL 2013

FINANCIAL RESULTS

Company to Host Earnings Call on Friday, May 10th at 1:00 PM EST

Wilmington, MA… May 10, 2013…Implant Sciences Corporation (OTCQB:IMSC), a high technology supplier of systems and sensors for the homeland security market and related industries, today announced financial results for the fiscal quarter and nine months ended March 31, 2013.

Revenues for the third quarter ended March 31, 2013 increased 84%, to $1.3 million, from $0.7 million for the comparable prior year period.  Our net loss for the quarter ended March 31, 2013 was $5.3 million as compared with a net loss of $3.9 million for the comparable prior year period, an increase of $1.4 million.  The increase in the net loss is primarily due to $1.5 million of stock-based compensation recorded on option grants to our directors and officers in September 2012, as well as to increased operating expenses and increased interest expense.

Revenues for the nine months ended March 31, 2013 increased 237%, to $9.6 million, from $2.9 million for the comparable prior year period. Our net loss for the nine months ended March 31, 2013 was $21.8 million as compared with a net loss of $10.3 million for the comparable prior year period, an increase of $11.5 million.  The increase in the net loss is primarily due to $12.3 million of stock-based compensation recorded on the September 2012 officer and director option grants, as well as to increased operating expenses and increased interest expense.

Earnings before interest, taxes, depreciation, stock-based compensation, warrants issued to non-employees and common stock issued to consultants (“Adjusted EBITDA”), which is reconciled to net income in this press release, calculated in accordance with U.S. generally accepted accounting principles, were a loss of $2,310,000 in the quarter ended March 31, 2013, compared to a loss of $2,081,000 in the comparable prior year period and a loss of $5,020,000 for the nine months ended March 31, 2013, compared to a loss of $5,507,000 in the comparable prior year period.

Glenn D. Bolduc, President and CEO of Implant Sciences, commented, “During our recently concluded third quarter, Implant Sciences achieved a number of important strategic goals that we believe position the Company for consistent and sustainable growth. We have taken important steps to broaden the markets we serve, increase our revenue opportunities, and improve our financial stability.” The following are some of our recent developments:

▪

Our QS-B220 Benchtop Explosives and Narcotics Trace Detector which successfully met the requirements for acceptance onto the Transportation Security Administration (“TSA”) Air Cargo Screening Technology List in January, has been accepted into the final independent validation testing by the Transportation Security Laboratory for TSA qualification for checkpoint screening.

▪

We extended the maturity of our credit agreements with DMRJ Group LLC through March 31, 2014, removed the Company’s obligation to repurchase any shares of Series H Preferred Stock into which some of our debt is convertible and negotiated the conversion of $12 million of the line of credit to a convertible term note, increasing availability under the $23 million line of credit.

▪

We continued to increase our geographic distribution with sales to Japan, Africa, Asia, the Middle East and to a U.S. Government agency. Increased diversification of markets served in the recently ended quarter  now include nuclear plants, a national postal service, corporate offices, critical infrastructure and VIP protection.

▪

We received follow-on orders from existing customers for our QS-H150 handheld detector, demonstrating the reliability, operational and cost advantages of this device and our technology, and we received orders for our QS-B220 for use in screening parcels for drugs.

▪

We executed a settlement agreement and mutual release with Fulong Electronics Integrated Technique Ltd., which resulted in a one-time $295,000 benefit recognized in the third quarter.

▪

We enhanced our IP portfolio with the receipt of our 16th patent from the U.S. Patent and Trademark Office, titled, “Trace Particle Collection System.”

▪

We continued to attract industry experienced talent and enhanced our technical team with the recruitment of Dr. Quan Shi as Senior Analytical Chemist.  Dr. Shi brings in-depth experience in explosives, drugs and other trace chemical detection, gas chromatography, differential ion mobility spectrometry and mass spectrometry. He was most recently Lead R&D Scientist at ThermoFisher Scientific, held senior technical roles at Sionex Corporation and Aerodyne Research and has a proven record of commercializing technology.

Mr. Bolduc concluded, “Our continued progress with the TSA, in achieving acceptance onto the air cargo screening technology list and acceptance into the final independent validation testing for checkpoint screening, are very significant achievements which we believe establish our credibility as the next generation explosives technology in the competitive global trace explosives industry. In addition to increasing our potential business opportunities, these approvals advance our worldwide approval efforts. The influx of industry talent that we have recruited over the past twelve months provides a solid foundation from which to build upon as we work to innovate new products and technology and grow our market share and revenues.  We have much work ahead of ourselves, but remain excited about our future prospects.”

Details for the quarter ended March 31, 2013 follow below.

Quarter Ended March 31, 2013 vs. March 31, 2012

➢

Revenues for the quarter ended March 31, 2013 were $1,262,000 as compared with $686,000 for the comparable prior year period, an increase of $576,000, or 84.0%.  The increase in revenue is due primarily to the shipment of an order to an agency of the U.S. government, resulting in a 104% increase in the number of QS-H150 handheld units sold and increased sales of parts and supplies during the quarter ended March 31, 2013, as compared to the comparable prior year period.

➢

Gross margin for the quarter ended March 31, 2013 was $303,000 or 24.0% of revenues as compared with gross margin of $182,000 or 26.5% of revenues for the comparable prior year period.  The decrease in gross margin is primarily the result of increased manufacturing overhead spending due to stock-based compensation recorded on the September 2012 officer and director option grants, and increased manufacturing personnel costs, as compared to the comparable prior year period.

➢

Research and development expense for the quarter ended March 31, 2013 was $1,116,000 as compared with $799,000 for the comparable prior year period, an increase of $317,000 or 39.7%.  The increase in research and development expense is due primarily to increased payroll and related benefit costs, stock-based compensation recorded on the September 2012 officer and director option grants, partially offset by decreased contracted engineering.

➢

Selling, general and administrative expenses for the quarter ended March 31, 2013 were $3,191,000 as compared with $2,258,000 for the comparable prior year period, an increase of $933,000, or 41.3%.  The increase in selling, general and administrative expenses is due primarily a $1,244,000 increase in stock-based compensation recorded on the September 2012 officer and director option grants and warrants to purchase shares of our common stock, increased payroll, related benefit costs and travel expense resulting from the addition of sales personnel, legal costs incurred to increase our authorized shares, partially offset by lower consulting fees due to the issuance of our common stock to certain consultants in the comparable prior year period and the $295,000 benefit recognized as a result of the litigation settlement with Fulong.

➢

For the quarter ended March 31, 2013, other expense, net was $1,335,000 as compared with other expense, net of $1,015,000, for the comparable prior year period, an increase of $320,000. The increase was primarily due to increased interest expense on higher borrowings under our credit facility with DMRJ. Interest expense increased $320,000 to $1,336,000 in the quarter ended March 31, 2013 from $1,016,000 in the comparable prior year period.

➢

Our net loss for the quarter ended March 31, 2013 was $5,339,000 as compared with a net loss of $3,890,000 for the comparable prior year period, an increase of $1,449,000, or 37.2%.  The increase in the net loss is primarily due to stock-based compensation recorded on the September 2012 officer and director option grants, increased operating expenses and increased interest expense.

Nine Months Ended March 31, 2013 vs. March 31, 2012

➢

Revenues for the nine months ended March 31, 2013 were $9,615,000 as compared with $2,854,000 for the comparable prior year period, an increase of $6,761,000, or 236.9%.  The increase in revenue is due primarily to the shipment of the India Ministry of Defence order, resulting in a 244% increase in the number of QS-H150 handheld units sold and increased sales of parts and supplies during the nine months ended March 31, 2013, as compared to the comparable prior year period and, to a lesser extent, incremental sales of our QS-B220 benchtop units, which we began shipping commercially in the third quarter of fiscal 2012, partially offset by an 6.4% decrease in average unit sell prices on sales our QS-H150 handheld units.

➢

Gross margin for the nine months ended March 31, 2013 was $2,732,000 or 28.4% of revenues as compared with gross margin of $946,000 or 33.1% of revenues for the comparable prior year period.  The decrease in gross margin is primarily the result of increased manufacturing overhead spending due to stock-based compensation recorded on the September 2012 officer and director option grants, increased manufacturing personnel costs, costs incurred to support the India Ministry of Defense order and by the 6.4% decrease in the average unit sell prices on sales of our QS-H150 handheld units in the nine months ended March 31, 2013, as compared to the comparable prior year period.

➢

Research and development expense for the nine months ended March 31, 2013 was $3,521,000 as compared with $2,365,000 for the comparable prior year period, an increase of $1,156,000 or 48.9%.  The increase in research and development expense is due primarily to stock-based compensation recorded on the September 2012 officer and director option grants and increased payroll and related benefit costs, partially offset by decreased contracted engineering.

➢

Selling, general and administrative expenses for the nine months ended March 31, 2013 were $17,115,000 as compared with $6,053,000 for the comparable prior year period, an increase of $11,062,000, or 182.8%.  The increase in selling, general and administrative expenses is due primarily to a $10,847,000 increase in stock-based compensation recorded on the September 2012 officer and director option grants and warrants to purchase shares of our common stock, increased payroll, related  benefit costs and travel expense resulting from the addition of sales personnel, the imposition of liquidated damages of $298,000 under our contact with the India Ministry of Defence, due to delayed shipment, increased legal fees and costs incurred to increase our authorized shares, and increased bank fees, partially offset by lower consulting fees due to the issuance of our common stock to certain consultants in the comparable prior year period and the $295,000 benefit recognized as a result of the litigation settlement with Fulong.

➢

For the nine months ended March 31, 2013, other expense, net was $3,906,000 as compared with other income, net of $2,780,000, for the comparable prior year period, an increase of $1,126,000. The increase was primarily due to increased interest expense on higher borrowings under our credit facility with DMRJ. Interest expense increased $1,125,000 to $3,908,000 in the nine months ended March 31, 2013 from $2,783,000 in the comparable prior year period.

➢

Our net loss for the nine months ended March 31, 2013 was $21,810,000 as compared with a net loss of $10,252,000 for the comparable prior year period, an increase of $11,558,000, or 112.7%.  The increase in the net loss is primarily due to stock-based compensation recorded on the September 2012 officer and director option grants, increased operating expenses and increased interest expense.

Company Conference Call

Management will host a webcast and conference call on Friday, May 10, 2013 at 1:00 PM Eastern time to review the Company’s third quarter fiscal 2013 ended March 31, 2013 financial results. Following the Company’s prepared remarks there will be a Q&A session.  The call can be accessed by interested parties by dialing: 866-318-8617 within the U.S. or 617-399-5136 outside the U.S. and entering passcode 36249137.  Participants are asked to call the assigned number approximately 5 minutes before the conference call begins.  A replay of the conference call will be available approximately two hours after the call for one month by dialing: 888-286-8010 within the U.S. or 617-801-6888 outside the U.S. and entering passcode 54922770.  The conference call will also be available live over the Internet at the investor relations section of Implant Sciences’ website at www.implantsciences.com.  A replay of the webcast will be available for one month after the call.

About Implant Sciences

Implant Sciences is the leader in next generation Explosives Trace Detection (ETD) technology. In January 2013, the Company became only the third ETD manufacturer, and the sole American-owned company, to receive product approval from the US Transportation Security Administration. Implant Sciences develops, manufactures and sells sophisticated sensors and systems for Security, Safety, and Defense (SS&D) markets. The Company has developed proprietary technologies used in its commercial explosives and narcotics trace detection systems, which ship to a growing number of locations domestically and internationally. Implant Sciences’ QS-H150 portable explosives trace detector has received Qualified Anti-Terrorism Technology Designation and, in addition to receiving TSA approval for air cargo screening, the Company’s QS-B220 has also received a Developmental Testing & Evaluation (DT&E) Designation by the U.S. Department of Homeland Security under the Support Anti-terrorism by Fostering Effective Technology Act of 2002 (the SAFETY Act). For further details on the Company and its products, please visit the Company's website at www.implantsciences.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risks that we will be required to repay all of our indebtedness to our secured lender, DMRJ Group, by March 31, 2014; if we are unable to satisfy our obligations to DMRJ and to raise additional capital to fund operations, DMRJ may seize our assets and our business may fail; we continue to incur substantial operating losses and may never be profitable; our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern; our explosives detection products and technologies (including any new products we may develop) may not be accepted by the Transportation Security Administration or by other U.S. or foreign government and law enforcement agencies or commercial consumers of security products; economic, political and other risks associated with international sales and operations could adversely affect our sales; the risk that liability claims related to our products or our handling of hazardous materials could damage our reputation and have a material adverse effect on our financial results; the risk that our business is subject to intense competition; the risks that our markets are subject to rapid technology change and that our success depends on our ability to develop and introduce new products; the risks that we may not be able to retain our management and key employees or to identify, hire and retain additional personnel as needed; the risks that we may not be able to enforce our patent and other intellectual property rights or operate without infringing on the proprietary rights of others: and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including its most recent Forms 10-K, 10-Q and 8-K. Such statements are based on management’s current expectations and assumptions which could differ materially from the forward-looking statements.

For further information, you are encouraged to review Implant Sciences’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the period ended June 30, 2012. The Company assumes no obligation to update the information contained in this press release.

For further information contact:

Implant Sciences Corporation

Glenn Bolduc, President and CEO

(978) 752-1700

gbolduc@implantsciences.com

or

Investor Contact:

Laurel Moody

646-810-0608

lmoody@corporateprofile.com

Implant Sciences Corporation
Condensed Consolidated Balance Sheets

	March 31, 2013	June 30, 2012
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$-	$84,000
Restricted cash and investments	1,295,000	1,274,000
Accounts receivable-trade, net of allowances of $3 and $20, respectively	746,000	182,000
Inventories, net	2,218,000	3,193,000
Prepaid expenses and other current assets	333,000	809,000
Total current assets	4,592,000	5,542,000
Property and equipment, net	363,000	220,000
Restricted cash and investments	312,000	312,000
Other non-current assets	126,000	162,000
Total assets	$5,393,000	$6,236,000
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Senior secured convertible promissory note	$3,184,000	$3,224,000
Second senior secured convertible promissory note	12,000,000	-
Third senior secured convertible promissory note	12,000,000	-
Senior secured promissory note	1,000,000	1,000,000
Line of credit	9,586,000	26,231,000
Current maturities of obligations under capital lease	57,000	24,000
Payable to Med-Tec	20,000	30,000
Accrued expenses	5,741,000	4,360,000
Accounts payable	2,541,000	2,654,000
Deferred revenue	304,000	1,081,000
Total current liabilities	46,433,000	38,604,000
Long-term liabilities:
Long-term obligations under capital lease, net of current maturities	73,000	33,000
Total long-term liabilities	73,000	33,000
Total liabilities	46,506,000	38,637,000
Commitments and contingencies
Stockholders' deficit:
Common stock; $0.001 par value; 200,000,000 shares authorized; 55,047,510 and 55,036,965 at March 31, 2013 and $0.10 par value 50,000,000 shares authorized; 39,163,540 and 39,152,995 at June 30, 2012 shares issued and outstanding, respectively	55,000	3,916,000
Preferred stock; $0.10 par value; 5,000,000 shares authorized	-	-
Series G Convertible Preferred Stock, $0.10 par value; 650,000 shares authorized, 36,167 shares issued and outstanding at March 31, 2013 and 164,667 shares issued and outstanding at June 30, 2012 , respectively (liquidation value of $289,000 and $1,317,000, respectively)	60,000	274,000
Series H Convertible Preferred Stock; $0.10 par value; 15,000 shares authorized
no shares issued and outstanding	-	-
Series I Convertible Preferred Stock; $0.10 par value; 15,000 shares authorized
no shares issued and outstanding	-	-
Series J Convertible Preferred Stock; $0.10 par value; 6,000 shares authorized
no shares issued and outstanding	-	-
Additional paid-in capital	100,344,000	83,436,000
Accumulated deficit	(141,332,000)	(119,522,000)
Deferred compensation	(167,000)	(432,000)
Treasury stock, 10,545 common shares, at cost	(73,000)	(73,000)
Total stockholders' deficit	(41,113,000)	(32,401,000)
Total liabilities and stockholders' deficit	$5,393,000	$6,236,000

Implant Sciences Corporation
Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2013	2012	2013	2012
Revenues	$1,262,000	$686,000	$9,615,000	$2,854,000
Cost of revenues	959,000	504,000	6,883,000	1,908,000
Gross margin	303,000	182,000	2,732,000	946,000
Operating expenses:
Research and development	1,116,000	799,000	3,521,000	2,365,000
Selling, general and administrative	3,191,000	2,258,000	17,115,000	6,053,000
Total operating expenses	4,307,000	3,057,000	20,636,000	8,418,000
Loss from operations	(4,004,000)	(2,875,000)	(17,904,000)	(7,472,000)
Other income (expense), net:
Interest income	1,000	1,000	2,000	3,000
Interest expense	(1,336,000)	(1,016,000)	(3,908,000)	(2,783,000)
Total other income (expense), net	(1,335,000)	(1,015,000)	(3,906,000)	(2,780,000)
Net loss	$(5,339,000)	$(3,890,000)	$(21,810,000)	$(10,252,000)

Net loss per share, basic and diluted	$(0.10)	$(0.11)	$(0.47)	$(0.31)

Weighted average shares used in computing net loss per common share, basic and diluted	53,747,496	34,474,665	46,731,147	33,162,071

Implant Sciences Corporation
Earnings Before Interest, Taxes, Depreciation and Stock-Based Compensation (“Adjusted EBITDA”)

(Unaudited)

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2013	2012	2013	2012
Net loss	$(5,339,000)	$(3,890,000)	$(21,810,000)	$(10,252,000)
Interest expense, net	1,335,000	1,015,000	3,906,000	2,780,000
Income taxes	-	-	-	-
Depreciation	15,000	15,000	58,000	54,000
Stock-based compensation	1,532,000	83,000	12,325,000	200,000
Warrants issued to non-employees	147,000	109,000	482,000	325,000
Common stock issued to consultants	-	587,000	19,000	1,386,000
Adjusted EBITDA (1)	$(2,310,000)	$(2,081,000)	$(5,020,000)	$(5,507,000)

(1) Adjusted EBITDA is defined as net loss plus interest expense, net of interest income, income taxes, depreciation, stock-based compensation, fair value of warrants issued to non-employees and the fair value of common stock issued to consultants.  EBITDA is commonly used in the technology industry, and we present Adjusted EBITDA to enhance your understanding of our financial performance.  We use Adjusted EBITDA as an internal performance measurement and believe that it provides investors and analysts with a measure of operating results unaffected by differences in capital structures and capital investment among otherwise comparable companies and improves comparability of results of operations. Management uses this supplemental measure to evaluate performance over a period of time and to analyze underlying trends in the Company's business and to establish operational goals and forecast that are used in allocating resources.  We expect to compute our non-GAAP financial measure, using the same consistent method from quarter to quarter and year to year.

While we believe that Adjusted EBITDA is a useful measure for investors, it is not a measurement presented in accordance with United States generally accepted accounting principles, or GAAP.  You should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operations, or any other performance measures calculated in accordance with GAAP.  In addition, Adjusted EBITDA has inherent material limitations as a performance measure.  It does not include interest expense, but because we have borrowed money, interest expense is a necessary element of our costs.  In addition, Adjusted EBITDA does not include depreciation.  Since we have capital assets, depreciation expense is a necessary element of our costs.  Adjusted EBITDA does not include stock-based compensation, which is a necessary element of our costs since we issue stock awards to employees as an important incentive to maximize overall company performance and as a benefit of employment with the company.  Adjusted EBITDA does not include the fair value of warrants issued to non-employees, which is a necessary element of our costs since we have issued warrants to non-employees and as part of our financing strategy. Finally, Adjusted EBITDA does not include the fair value of common stock issued to consultants, which is a necessary element of our costs since we have issued shares of our common stock in lieu of cash payments to consultants we have retained. Because not all companies use identical calculations, our presentation of Adjusted EDITDA may not be comparable to other similarly titled measures of other companies.